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   As filed with the Securities and Exchange Commission on
                          May 6, 1996
                        Registration No.333-2045
              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                        AMENDMENT No. 3
                              to
                           FORM S-3
                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933

                       AMP Incorporated
      (Exact name of registrant as specified in charter)

     Pennsylvania

    (State or other    470 Friendship Road     23-033-2575
    jurisdiction of Harrisburg, Pennsylvania     (I.R.S.
   incorporation or           17111             Employer
     organization)       (717) 564-0100       Identification
                  (Address, including zip code,    No.)
                 and telephone number, including
                   area code, of registrant's
                  principal executive offices)


                      David F. Henschel
                       AMP Incorporated
                     470 Friendship Road
                Harrisburg, Pennsylvania 17111
                        (717) 564-0100
  (Name, address, including zip code, and telephone number,
         including area code, of agent for service.)
                          Copies to:

David W. Schoenberg, Esq.        Joseph L. Johnson III, Esq.
   Altheimer & Gray                Goodwin, Procter & Hoar
10 South Wacker Drive, Suite 4000      Exchange Place
Chicago, Illinois 60606          Boston, Massachusetts 02109
    (312) 715-4000                     (617) 570-1000

       Approximate date of commencement of proposed sale  to
  the   public:     As  soon   as  practicable   after  this
  Registration Statement becomes effective.

       If the only securities  being registered on this Form
  are  being  offered  pursuant  to  dividend   or  interest
  reinvestment plans, please check the following box:  /  /
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
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  dividend  or  interest   reinvestment  plans,  check   the
  following box:  /  /
       If  this   Form  is  filed  to   register  additional
  securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /_______________________________
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
  /  /_______________________________
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /


       The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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                          SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on the 6th day of May, 1996.


                              AMP INCORPORATED


                              By:  /s/ David F. Henschel
                                   David F. Henschel
                                   Corporate Secretary


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 6, 1996.

          Signature                Capacity



     James E. Marley*         Chairman  of  the Board  and a
                              Director


     William J. Hudson*       Chief  Executive  Officer  and
                              President and a Director
                              (Principal Executive Officer)

     Robert Ripp*             Vice   President   and   Chief
                              Financial Officer
                              (Principal    Financial    and
                              Accounting Officer)


     William S. Urkiel, Jr.*  Controller


     Dexter F. Baker*         Director


                              Director
     Ralph D. DeNunzio


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     Barbara H. Franklin*     Director

     Joseph M. Hixon*         Director

     Harold A. McInnes*       Director

     Jerome J. Meyer*         Director


     John C. Morley*          Director

     Walter F. Raab*          Director

     Paul G. Schloemer*       Director

     Takeo Shiina*            Director

  * By:   /s/ David F. Henschel
          David F. Henschel
          Attorney-in-Fact




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                      INDEX TO EXHIBITS



  Exhibit                                                    Sequentially
  Number         Description                                 Numbered
  Page

     3.(i)(a)    Restated Articles of  Incorporation of  the
                 Company   (Incorporated  by   reference  to
                 Exhibit 3.(i).(B) of the Report on Form 8-K filed on January 31, 1995).

     3.(ii) By-laws of the Company (Incorporated by reference to Exhibit 3.(ii) of the Annual
                 Report  on Form  10-K  for the  year  ended
                 December 31, 1994).

     4.A Shareholder Rights Plan between the Company and Manufacturers Hanover Trust Company, as Rights Agent, adopted by the Company's Board of Directors and dated October 25, 1989 (Incorporated by reference to Exhibit 4.A of the Annual Report on Form 10-K for the year ended December 31, 1994).

     4.B Amendment to Shareholder Rights Plan between the Company and Chemical Bank, as Rights Agent for the Shareholder Rights Plan, dated September 4, 1992 (Incorporated by reference to Exhibit 4-b of the Annual Report on Form 10-K for the year ended December 31, 1992).

     *5.         Opinion  of  David  F. Henschel,  Associate
                 General  Legal  Counsel  of   the  Company,
                 regarding the legality of the shares of Common Stock.

    *21.         List of Subsidiaries.

    23.          Consents of Experts and Counsel.

                 (a)  The consent of Arthur Andersen LLP.
                 (b)  The  consent of  David F.  Henschel is
                      included  in  his  opinion   filed  as
                      Exhibit 5.

    *24. Power of Attorney was included on page II-6 of the registration statement filed on March 26, 1996.


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    *99.         Registration Rights Agreement  dated as  of
                 February 28, 1996 between the Company and each of the Selling Shareholders.

  ____________________________
  *Previously filed.



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